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                                                                      EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT



Subsidiary                              State of Incorporation
----------                              ----------------------

Motors and Gears Industries, Inc.       Delaware

Merkle-Korff Indutries, Inc.            Illinois

BCM Holdings, Inc.                      Illinois

The New Imperial Electric Company       Delaware

The New Scott Motors Company            Delaware

New Gear Research, Inc.                 Delaware